Exhibit 10.48
AMENDED AND RESTATED ACQUISITION LOAN PROMISSORY NOTE SECURED BY MORTGAGE

$32,650,000.00	December 1, 2016
New York, New York
FOR VALUE RECEIVED, the undersigned, 210 WEST 31ST STREET OWNER, LLC, a Delaware limited liability company, having a principal place of business at c/o Onyx Equities, LLC, 900 Route 9 North, Suite 400, Woodbridge, NJ 07095 (“Borrower”), promises to pay to the order of PACIFICCAL PC CORE LENDER, LLC, a Delaware limited liability company (“Lender”), c/o PCCP, LLC, 10100 Santa Monica Blvd., Suite 1000, Los Angeles, CA 90067, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of up to THIRTY TWO MILLION SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($32,650,000.00), or so much thereof as may from time to time be owing hereunder by reason of advances made by Lender to or for the account of Borrower, together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the Applicable Interest Rate (as such term is defined in Section 1.1(b) below) in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Project Loan Agreement (as defined in Section 1.4 below).
This Amended and Restated Acquisition Loan Promissory Note Secured by Mortgage (this “Note”) amends, restates and supersedes in its entirety the terms and provisions of the Existing Note secured by the Existing Mortgage (as such terms are defined in the Acquisition Loan Mortgage). This Note evidences the same indebtedness evidenced by the Existing Note (the “Existing Indebtedness”) and shall not operate to discharge, satisfy, cancel, release or repay, or be deemed to be a substitution or novation of the Existing Indebtedness heretofore evidenced by the Existing Note. The Existing Indebtedness is hereby preserved and confirmed, except that Borrower and Lender agree that the Existing Indebtedness is increased by $22,650,000.00 and there is now owing on the Existing Note the principal sum of this Note, together with interest thereon in accordance with this Note.
ARTICLE I - TERMS AND CONDITIONS
1.1    Accrual and Calculation of Interest.
(a)    Interest shall accrue on the outstanding principal balance of this Note based on a rate of interest per annum (the “Applicable Interest Rate”) in effect from time to time equal to the sum of (i) (A) five and one-half percent (5.50%), (B) in the event the First Extension Option is timely exercised by Borrower in strict accordance with the terms and conditions of Section 2.9 of the Project Loan Agreement, five and eighty three-one hundredths of a percent (5.83%) during the First Extended Term, or (C) in the event the Second Extension Option is timely exercised by Borrower in strict accordance with the terms and conditions of Section 2.9 of the Project Loan Agreement, six and sixteen-one hundredths of a percent (6.16%) during the Second Extended Term; plus (ii) the rate designated as “LIBOR” for U.S. dollar deposits with one (1) month maturities as quoted by a national bank (“Bank”) from Reuters LIBOR01 (as defined below) or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days (as defined below) prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month; provided, however, that, notwithstanding anything to the contrary contained in this Note, in no event shall the LIBOR portion of the Applicable Interest Rate (under clause (ii) above) be less than 0.60561% per annum (or the daily equivalent thereof). As used herein, the term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. If the initial advance under this Note occurs other than on the first day of the month, the initial one-month LIBOR rate shall be that one-month LIBOR in effect two (2) New York Banking Days prior to the date of the initial advance, which one-month LIBOR rate plus five and one-half percent (5.50%) shall be in effect as the Applicable Interest Rate for the remaining days of the month of the initial advance; such one-month LIBOR (and the Applicable Interest Rate) to be reset at the beginning of each succeeding month. Lender’s internal records of Applicable Interest Rates shall be determinative in the absence of manifest error. As used herein, the term “Reuters LIBOR01” means Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).
(b)    Interest shall be computed hereunder based on a 360-day year, and shall accrue for each and every day (365 days per year, 366 days per leap year) on which any indebtedness remains outstanding hereunder. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment made by Borrower prior to 12:00 noon, Los Angeles Time, shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 11:00 a.m., Los Angeles Time, at such place of payment on a day on which Lender is open for business.
1.2    Payments of Principal and Interest.
(a)    Borrower shall make monthly payments of interest accruing under this Note, as follows: on the first (1st) New York Banking Day of the first calendar month following the date of this Note, and on the first (1st) New York Banking Day of each calendar month thereafter (each, a “Payment Date”) until the Maturity Date (as defined in Section 1.2(c) below), Borrower shall pay to Lender all interest accrued under this Note at the Applicable Interest Rate during the immediately preceding calendar month; provided, however, that if the Loan is funded on a date which is within the last ten (10) days of a calendar month, Borrower’s first monthly interest payment shall be on the first day of the second (2nd) calendar month following the date of this Note (and Lender shall

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collect in advance at Loan closing the interest due hereunder for the period between the date of this Note and the end of the calendar month in which the Loan is funded).
(b)    In addition to any monthly payments of interest due pursuant to Section 1.2(a) above, if the First Extension Option and/or the Second Extension Option are timely exercised by Borrower in strict accordance with the terms and conditions of Section 2.9 of the Project Loan Agreement, during the applicable Extension Term Borrower shall, on each Payment Date, pay the Monthly Amortization Payment. As used herein, the term “Monthly Amortization Payment” shall mean a monthly payment, determined by Lender, that is sufficient to fully amortize the Loan over a 25-year amortization schedule using an assumed interest rate equal to the Applicable Interest Rate in effect as of the first day of the Extension Term.
(c)    As used herein, the term “Maturity Date” shall mean, initially, the Original Maturity Date, which shall be subject to extension to the Extended Maturity Date on the terms and conditions set forth in Section 2.9 of the Project Loan Agreement.
(d)    On the Maturity Date, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full.
(e)    All payments due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
1.3    Prepayment.
(a)    The principal indebtedness evidenced by this Note may not be prepaid, in whole or in part, except as expressly set forth in the Project Loan Agreement.
(b)    In the event that Borrower shall, for any reason, prepay all or any portion of the principal evidenced by this Note, Borrower shall provide revocable written notice at least ten (10) Business Days, but no more than one hundred twenty (120) days prior to the proposed date of prepayment. If the prepayment occurs other than on the first (1st) New York Banking Day of a calendar month, then Borrower shall pay, in addition to all other amounts required to be paid hereunder or under the Loan Documents (including, without limitation, the Exit Fee and, if applicable, the Minimum Loan Interest Payment), a prepayment premium equal to the amount of any LIBOR breakage fee (or similar charge) incurred by Lender as a result of prepaying the corresponding LIBOR contract (the “Breakage Prepayment Premium”). The Breakage Prepayment Premium provided for herein shall be due under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date on any day other than on the first (1st) New York Banking Day of a calendar month, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable Breakage Prepayment Premium.

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(c)    TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE STATE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PAYMENT OF A PREPAYMENT FEE, UPON ACCELERATION OF THE MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE LOAN DOCUMENTS, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT (AND IN ADDITION TO THE EXIT FEE AND BREAKAGE PREPAYMENT PREMIUM (IF APPLICABLE), THE MINIMUM LOAN INTEREST PAYMENT SPECIFIED IN THE PROJECT LOAN AGREEMENT (IF APPLICABLE). BY INITIALING THE PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT. FURTHER, BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANY APPLICABLE LAW TO THE CONTRARY, PURSUANT TO THE TERMS OF THE PROJECT LOAN AGREEMENT AND OF THIS NOTE, BORROWER HAS AGREED THAT BORROWER HAS NO RIGHT TO REPAY THIS NOTE WITHOUT PAYMENT OF THE APPLICABLE PREPAYMENT FEES, AND THAT BORROWER SHALL BE LIABLE FOR THE REPAYMENT OF THIS NOTE DUE TO THE ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS AND/OR THE TERMS OF THE PROJECT LOAN AGREEMENT. FURTHERMORE, BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THESE AGREEMENTS OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS OF BORROWER.
Borrower’s Initials: __________

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1.4    Security. The Loan and the obligations created hereby are secured by, among other things, that certain Consolidated, Amended and Restated Acquisition Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Borrower in favor of Lender (the “Mortgage”). The Mortgage, together with this Note, that certain Acquisition and Project Loan Agreement of even date herewith between Borrower and Lender (as the same may be modified, supplemented, extended and in effect from time to time, the “Project Loan Agreement”) and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.
1.5    Late Charge. If any sum (other than the outstanding principal balance of the Note upon the Maturity Date or an acceleration thereof) payable under this Note or the other Loan Documents is not paid prior to the date that is five (5) business days after the date such sum is due, then, subject to the provisions hereof limiting interest to the maximum amount allowed by applicable law, Borrower shall pay to Lender on demand an amount equal to five percent (5.00%) of such past due sum to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of use of such delinquent payment, and such amount shall be secured by the Mortgage and the other Loan Documents.
1.6    Default; Default Interest Rate. Lender and Borrower hereby expressly agree that should any payment of principal or interest required under this Note not be made within five (5) business days after such payment is due (it being understood and agreed, however, that no grace period is provided for the payment of principal and interest due on the Maturity Date or earlier acceleration thereof), should an Event of Default occur under any of the Loan Documents, which Event of Default is not cured or waived within any applicable grace or cure period, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. So long as any Event of Default exists hereunder and is continuing, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum (the “Default Interest Rate”) equal to five percent (5.00%) plus the Applicable Interest Rate, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law. Any interest that accrues at the Default Interest Rate shall be due and payable on the first day of each month. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event that this Note,

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or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, attorneys’ fees and expenses.
1.7    Increased Cost. If any Regulatory Change (as defined below):
(a)    shall subject Lender to any tax, duty or other charge with respect to its loans with respect to which the interest rate is determined by reference to LIBOR (“LIBOR Loans”) or its obligation to make LIBOR Loans, or shall change the basis of taxation of payment to Lender of the principal of or interest on LIBOR Loans or any other amounts due in respect of such loans or its obligation to make such loans (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender’s principal office is located); or
(b)    shall impose, modify or deem applicable any reserve, special deposit, capital or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the then applicable LIBOR under this Note) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the interbank LIBOR market any other condition affecting its LIBOR Loans or its obligation to make such loans, and the result of any of the foregoing is to actually increase the out-of-pocket cost to Lender of making or maintaining any such loans, or to reduce the amount of any sum received or receivable by Lender under any such loans, so that the spread between Lender’s cost of funds and the amounts received by Lender with respect to any such loans is actually reduced, then, within thirty (30) days after written demand by Lender, Borrower shall pay to Lender such additional amount or amounts as would compensate Lender, dollar for dollar, for such increased cost or reduction on a LIBOR Loan in the outstanding principal amount of, and having the same terms as the Loan during the period commencing on a date ninety (90) days prior to the date of said demand and continuing until the date on which this Note is paid in full (“Decreased Net Yield”). A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any Decreased Net Yield with respect to any disbursement under this Note shall not constitute a waiver of Lender’s right to demand compensation for any Decreased Net Yield with respect to any other disbursement under this Note.
1.8    Illegality. If any Regulatory Change shall make it unlawful or impossible for Lender to make, maintain or fund LIBOR Loans, Lender shall notify Borrower in writing, whereupon the accrual of interest hereunder based upon LIBOR shall be suspended until Lender notifies Borrower in writing that the circumstances giving rise to such suspension no longer exist. If Lender reasonably determines that such suspension must become effective prior to the end of the applicable calendar month, the Applicable Interest Rate under this Note shall be automatically converted, effective as of the date of Lender’s notice to Borrower, to a varying rate per annum equal to the Prime Rate (as defined below) plus a percentage necessary to cause the Applicable Interest Rate following the conversion based on the Prime Rate to be equal to the Applicable Interest Rate under this Note immediately prior to such conversion. As used herein, the term “Prime Rate” shall mean the rate

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of interest from time to time publicly announced by Bank as its “prime rate” or “reference rate”. Lender may lend to its customers at rates that are at, above or below the Prime Rate. For the purpose of determining the foregoing interest rate based on the Prime Rate, such interest rate shall change as and when the Prime Rate shall change.
1.9    Interest Rate Not Ascertainable, Etc. If, on or prior to the date for Lender’s determination of LIBOR in respect of any calendar month, Lender shall have reasonably determined (which determination shall be conclusive and binding, absent manifest error) that:
(a)    deposits in dollars (in the applicable amount) are not being made available to Lender in the relevant market for a period or periods of one month, or
(b)    LIBOR will not adequately and fairly reflect the cost to Lender of funding or maintaining LIBOR Loans for such calendar month at such rate,
Lender shall forthwith give written notice to Borrower of such determination, whereupon the accrual of interest hereunder, based upon LIBOR shall be suspended until Lender notifies Borrower in writing that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, the converted interest rate set forth in Section 1.8 above shall be applicable. No such suspension shall affect the Applicable Interest Rate then in effect during the applicable calendar month for any principal amount of this Note outstanding at the time such suspension is imposed.
1.10    Funding Losses. Borrower shall compensate Lender, upon its written request, for all actual losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by it to make or carry the Loan to the extent not recovered by Lender in connection with the reemployment of such funds) which Lender may sustain if for any reason, other than a default by Lender, a funding under this Note does not occur on the date specified therefor in the Project Loan Agreement.
1.11    Discretion of Lender as to Manner of Funding. Lender shall be entitled to fund and maintain its funding under this Note in any manner it may elect, it being understood, however, that for the purposes of this Note, all such determinations hereunder (excluding determinations that Lender may elect to make from the Reuters screen and determinations of Lender’s damages) shall be made as if Lender had actually funded and maintained amounts disbursed under this Note during each calendar month through the purchase of deposits having a maturity corresponding to a period of one month and bearing an interest rate equal to LIBOR for such calendar month.
1.12    Regulatory Change. As used herein, the term “Regulatory Change” shall mean any change after the date of this Note in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders, including Lender, under any United States federal, state or foreign laws or regulations (whether or not having the force of law) or any governmental or monetary authority charged with the interpretation or administration thereof.
ARTICLE II - GENERAL CONDITIONS

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2.1    No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
2.2    Waivers. Presentment for payment, notice of intention to accelerate, notice of acceleration, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.
2.3    Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All interest (including any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.3 will control all agreements between Borrower and Lender.
2.4    Use of Funds. Borrower hereby warrants, represents and covenants that all funds disbursed

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hereunder shall be used for business or commercial purposes and that no funds disbursed hereunder shall be used for personal, family or household purposes.
2.5     Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. This Section 2.5 shall survive any cancellation or satisfaction of this Note or return of this Note to Borrower.
2.6    Savings Clause. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Interest Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
2.7    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)    THIS NOTE WAS NEGOTIATED IN WHOLE OR IN PART IN THE STATE OF NEW YORK, AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE

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AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND ANY LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER, AND, BY ACCEPTANCE OF THIS NOTE, LENDER, HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THE PROJECT LOAN AGREEMENT, AND THIS NOTE AND THE PROJECT LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS CHOICE OF GOVERNING LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND, IN EITHER INSTANCE, EACH OF BORROWER AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND LENDER, BY ACCEPTANCE OF THIS NOTE, HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. THIS CHOICE OF FORUM IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402.
(c)    EACH OF THE BORROWER AND, BY ACCEPTANCE OF THIS NOTE, THE LENDER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
2.8    Secondary Market Transactions. The terms and provisions of Article XIII of the Project Loan Agreement are hereby incorporated herein by this reference.
2.9    Attorneys’ Fees. If any legal action is brought by any party to enforce or defend any provision of this Note, or as a consequence of any default under this Note, the prevailing party in such legal action shall be entitled to recover its reasonable attorneys’ fees and costs of the proceeding

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2.10    Miscellaneous. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York without giving effect to its principles of choice of law or conflicts of law. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof, and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated.
2.11    Existing Note.  This Note amends and restates the Existing Note in its entirety and, from and after the date hereof, the Existing Note shall be of no further force or effect.
2.12    Liability Limitation. Except as to the Guarantors as set forth in the Guaranties and the Environmental Indemnity Agreement, Lender shall have no recourse against, nor shall there by any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for Guarantors as provided in the Guaranties and the Environmental Indemnity Agreement, but including the members of Borrower, LMB Phalanx LLC, KBS SOR II Acquisition VI, LLC, KBS SOR US Properties II LLC, KBS Strategic Opportunity Limited Partnership II, or KBS Strategic Opportunity REIT II, Inc.) with respect to the obligations of Borrower and Guarantors under the Loans. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, the Guarantors’ liability under the Guaranties and the Environmental Indemnity Agreement to which they are a party, or Lender’s right to exercise any rights or remedies against any collateral securing the Loans.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

ny-1258297

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

BORROWER:

210 WEST 31ST STREET OWNER, LLC,
a Delaware limited liability company

By:    KBS SOR II 210 WEST 31st STREET, LLC,
a Delaware limited liability company,
its sole member

By:    ONYX 31st STREET, LLC,
a Delaware limited liability company,
its Managing Member

By:     /s/ John A. Saraceno Jr.
John A. Saraceno, Jr.
Authorized Signatory

ny-1258297

LENDER:

PACIFICCAL PC CORE LENDER, LLC,
a Delaware limited liability company

By:     /s/ Steve Towle
Name:     Steve Towle
Title:     Authorized Signatory

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